UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

iPass Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3800 Bridge Parkway Redwood Shores, CA	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 232-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2019, iPass Inc. (“iPass”), iPass IP LLC, a majority-owned subsidiary of iPass (“SPV”), and Pareteum Corporation (“Pareteum”) entered into a Consent and Amendment No. 1 to Credit Agreement (the “Consent”) with Fortress Credit Corp. and certain of its affiliates (together with its affiliates, “Fortress”). Pursuant to the Consent, Fortress consented to the consummation of the Merger Agreement (as defined below) by and among iPass, Pareteum and TBR, Inc., a wholly owned subsidiary of Pareteum (“Purchaser”). Also on February 12, 2019 Pareteum entered into a joinder to security agreement (“the Joinder to Security Agreement”), joinder to guarantee (the “Joinder to Guarantee”) and pledge agreement (the “Pledge Agreement”), each for the benefit of or with Fortress, guaranteeing the indebtedness of iPass to Fortress (the “Loan”) and granting a first-priority security interest in all of the assets of Pareteum to Fortress.

The Loan bears an annual interest at a stated rate of 11.0% plus the greater of the following i) Federal Funds Rate plus 0.5%, ii) the Prime Rate, iii) the sum of the LIBOR in effect plus 1.0%, or iv) 2.0%. During the first 18 months following the closing date, payments under the Loan are interest-only, with iPass able to elect that up to 5.5% of the accrued interest to be paid in-kind by capitalizing and adding such interest to the unpaid principal amount. The Loan provides that beginning in November 2019, iPass shall make thirty monthly principal payments, plus any accrued and unpaid interest, and upon completion will fully payoff the Loan under the terms of the Agreement. At the end of the term or upon earlier prepayment by iPass, iPass will pay a fee equal to 5.0% of the principal of the term loan. As of September 30, 2018, $10,000,000 in principal remained outstanding and there was $385,000 in interest expense and $254,000 in amortization of debt discount.

The foregoing summary does not purport to be complete, and is qualified in its entirety by the Consent, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and by the Loan and Security Agreement by and among iPass, SPV and Fortress filed (with certain portions subject to confidential treatment) with iPass’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 12, 2018, iPass entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among iPass, Pareteum and the Purchaser. Pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.001 per share, of iPass (the “iPass Shares”) for 1.17 shares of Pareteum common stock, par value $0.00001 per iPass Share, together with cash in lieu of any fractional shares of Pareteum common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated December 4, 2018 (together with any amendments and supplements thereto, the “Offer to Exchange”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at 5 p.m. New York City time on February 12, 2019, and promptly following such time Purchaser accepted for payment and promptly paid for all validly tendered iPass Shares in accordance with the terms of the Offer.

On February 12, 2019, pursuant to the terms and conditions of the Merger Agreement, Pareteum completed its acquisition of iPass from the stockholders of iPass when Purchaser merged with and into iPass, with iPass surviving as a wholly-owned subsidiary of Pareteum (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each iPass Share outstanding was converted into the right to receive the Transaction Consideration.

The aggregate consideration to be paid to stockholders of iPass by Pareteum to acquire iPass is approximately 9.865 million shares of Pareteum common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2019, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, Pareteum requested that the iPass Shares be withdrawn from listing on The Nasdaq Capital Market. Accordingly, on February 13, 2019, the NASDAQ Stock Market, LLC (the “NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the iPass Shares. Upon the filing of the Form 25, the iPass Shares were delisted from the NASDAQ. iPass intends to file with the SEC a Form 15 under the Exchange Act relating to the iPass Shares, which will terminate and suspend iPass’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each iPass Share outstanding was converted into the right to receive the Transaction Consideration.

The information contained in Items 1.01, 3.01, and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all validly tendered iPass Shares in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on February 12, 2019, a change in control of iPass occurred. Upon the Effective Time, iPass became a wholly-owned subsidiary of Pareteum. The information disclosed under Items 1.01, 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time all of the members of iPass’s board of directors were removed and the directors of Purchaser immediately prior to the Effective Time, which consisted of Robert H. Turner and Yves van Sante, became the only directors of the Company immediately after the Effective Time. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by iPass with the SEC on November 13, 2018.

Following the Effective Time, the employment of Gary A. Griffiths, iPass's President and Chief Executive Officer, and Patricia R. Hume, iPass's Chief Commercial Officer, with iPass terminated. Ms. Hume joined Pareteum as Pareteum's Chief Marketing Officer. Darin R. Vickery will remain as Chief Financial Officer of iPass until March 15, 2019 to assist with Merger related transition activities and other matters.

The newly appointed directors of iPass are all existing executive officers and/or directors of Pareteum appointed to such director positions at iPass in connection with Pareteum’s acquisition of iPass and are not entering into additional compensation arrangements in connection with such appointments. Information regarding Messrs. Turner and van Sante can be found under the sections “Directors and Officers,” “Executive Officers,” “Executive Compensation,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement related to Pareteum’s 2017 Annual Meeting, as filed on Schedule 14A with the SEC on July 27, 2018, which information has been incorporated herein by reference. There are no family relationships between any of the newly appointed directors and officers of iPass and any director or other executive officer of iPass nor are there any transactions between any such director or officer or any immediate family of such person and iPass or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. There is also no other arrangement or understanding between any of the newly appointed directors and any other persons or entities pursuant to which such person was appointed as a director of iPass.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of November 12, 2018, by and among Pareteum Corporation, TBR, Inc. and iPass Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by iPass Inc. on November 13, 2018).

10.1	Consent and Amendment No. 1 to Credit Agreement by and among iPass Inc., iPass IP LLC, Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPASS INC.

Dated: February 19, 2019	By:	/s/ Darin R. Vickery
		Name:	Darin R. Vickery
		Title:	Chief Financial Officer